PLATO LEARNING REPORTS FIRST QUARTER 2007 RESULTS
•	Orders for Subscription-based Courseware Products Increase 160%

•	Planned Transition to Subscription-based Products Continues to Affect Reported Revenues; Total Costs and Expenses Down $5.1 Million.

•	Declining Orders for Non-Strategic Legacy Products and Discontinued SES Service Offering Result in Net Order Decline

•	Fiscal Year Outlook Lowered
MINNEAPOLIS, MN — March 6, 2007 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K—adult computer-based and e-learning solutions, today announced revenues of $17.0 million for its first quarter ended January 31, 2007 compared to $23.5 million for the first quarter of fiscal 2006.
Orders for the first quarter were $12.8 million compared to $16.3 million in 2006. A revenue decline was not unexpected as the Company continued its transition from perpetual license products, for which revenue is recognized upon delivery, to subscription license products for which revenue is recognized over the subscription period. However, total orders for the quarter fell short of the Company’s goal. Despite the $6.5 million decline in revenues, the Company’s net loss for the period increased only $1.3 million to ($4.5) million, or ($0.19) per share, as operating costs and expenses declined by over $5.1 million.
Orders for subscription-based courseware products, which are the foundation of the Company’s new product strategy, grew more than 160% for the quarter, but were not sufficient to offset a $1.8 million decline in Supplemental Education Services orders, a line of business the Company exited in 2006, and declining sales emphasis on the Company’s legacy perpetual license products.
Mike Morache, PLATO Learning President and CEO said, “As expected, our long-term strategy to deliver all of our solutions on a subscription basis over the internet has resulted in a decline in reported revenues compared to this time last year principally due to the difference in revenue recognition timing between perpetual and subscription products. The transition from perpetual license products, which have price points of up to three times greater than subscription-based products, continues to create challenges in achieving near-term order growth. Over time, subscription renewals are expected to more than offset these price point differentials. However, we will not fully realize the leverage of subscription renewals until this transition is complete, and the first renewal period for products delivered on our new courseware management system, the PLATO Learning Environment (PLE), does not occur until the third quarter of this year. We are pleased with the progress our new subscription-based products are making in the marketplace. In just seven months since its initial release, PLE continues to operate at 100% up-time and has over 196,000 users in more than 1,400 schools around the country.”
Mr. Morache continued, “The subscription-based delivery model is a lower-cost model, which will allow us to maximize long-term value to our customers and our shareholders. Like subscription renewals, our results will not fully reflect this operating leverage until our transition is complete, but we continue to make progress in that direction. This progress is reflected in the reduction of our first quarter operating costs and expenses by over $5.1 million, or almost 20%, compared to last year.”
Gross margins in the first quarter of 2007 were 49% compared to 57% in the same period last year, reflecting a decline in higher-margin license fee revenues, which have a relatively fixed cost base, and a decline in subscription margins from 49% in 2006 to 38% in 2007. The subscription margin decline reflects the straight-line amortization of new products released in the second half of 2006 relative to the gradual growth of related subscription revenues. Over time these margins are expected to increase as subscription revenues grow while costs remain relatively fixed. Services margins improved from 53% in the first quarter of 2006 to 56% in the first quarter of 2007.

Operating expenses in the quarter declined $3.8 million, or 22%, from the first quarter of 2006 reflecting declines in sales and marketing and general and administrative expenses. Product maintenance and development expenses increased slightly in 2007 compared to the first quarter of 2006 as a result of PLE start-up expenses and early development costs on new products to be launched in 2007.
Morache continued, “Our transition has required us to make many significant, difficult changes across all parts of our business. We are pleased with the progress we have made in many areas of required change. In just over 15 months since announcing our new subscription-based strategy, we have built a world-class product development organization, released 43 new or upgraded products to the market, streamlined, simplified and improved most of our internal business processes, and significantly lowered our cost structure. However, we have not yet achieved the full productivity of our sales organization. Recently we announced the resignation of the head of our K-12 sales organization and are actively pursuing a replacement. While there is short-term risk that this change may be disruptive, we believe it is an opportunity to improve our sales effectiveness as we head into our peak selling season.”
Outlook
The Company’s previous financial guidance for fiscal year 2007 called for sales order growth between 10% and 15%. At those order levels, and the expected increase in the mix of subscription-based products, the 2007 revenue decline was expected to be limited to between 6% and 11% compared to fiscal year 2006, and the Company’s net loss was expected to improve by 15% to 30% relative to the 2006 net loss excluding restructure, impairment and other charges.
Rob Rueckl, the Company’s Chief Financial Officer, stated, “Our sales pipeline continues to grow and is up over 30% from the beginning of the year. However, given our lack of consistent sales execution over the last few quarters and the near-term risk associated with our sales leadership change, we feel it is appropriate to reset expectations for the balance of the year. Our current expectation is that sales order levels for the last three quarters of the year will be in the range of 90% to 95% of the levels achieved during the same period last year. At these order levels and anticipated product mix, revenues for the year are expected to be in the mid-$70 million range, and we estimate that our net loss for the year will approximate our 2006 net loss excluding restructure, impairment and other charges.”
The Company also updated the following guidance for 2007:
•	The gross profit percentage for the year is expected to decline to near 50% given the revised revenue expectations and the fixed nature of many of the Company’s costs of revenue.

•	Operating expenses for the year are expected to decline from 2006 amounts excluding restructure, impairment and other charges by approximately the same percentage as that experienced in the first quarter.

•	Deferred revenues are expected to continue to show significant growth, with balances at the end of the fiscal year expected to be 20% to 25% higher than at the end of 2006.

•	The lower expected order volumes for the year and revised spending outlook is expected to result in cash balances at the end of the year in the range of the balances at the end of the first quarter.
The Company’s expected financial results are highly dependent on the amount, timing and product mix of orders received, all of which have been difficult to predict during the Company’s transition to subscription-based products. As a result, actual results could differ materially from the Company’s expectations.
Conference Call
A conference call to discuss this announcement is scheduled for today, March 6, 2007, at 3:45 p.m. CST (Central Standard Time). The dial-in number for this call is 1-888-276-0007 in the U.S. and Canada, and 1-612-332-0107 internationally. Attendees should call 10 minutes prior to the start of the call and inform the operator they are participating in PLATO Learning’s call. A recording of the call will be available from 8:15 p.m. CST on March 6, 2007, until midnight on March 13, 2007. To access the recording, call 1-800-475-6701 in the U.S. and Canada and 1-320-365-3844 internationally. At the prompt, enter pass code number 855096.

Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/aboutus/investor_calls.asp.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of restructuring, impairment and other charges from our operating results, as well as present Adjusted EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results and facilitating internal comparisons to historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they provide transparency with regard to supplemental information we use in our internal financial and operational analysis. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP measures as provided in the supplemental financial information attached to this press release and the Company’s previous filings with the Securities and Exchange Commission.
About PLATO Learning
PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning is a publicly held company traded as TUTR on the NASDAQ market. PLATO Learning educational software is delivered via the Internet, CD-ROM, and private intranets, and is primarily marketed to K—12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952. 832.1000 or 800.869.2000. The Company has offices throughout North America and Puerto Rico, as well as international distributors in the United Kingdom and South Africa. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2006. Actual results may differ materially from anticipated results.
PLATO® is a registered trademark of PLATO Learning, Inc. PLATO Learning and Straight Curve are trademarks of PLATO Learning, Inc. PLATO Inc. is a PLATO Learning, Inc., company.

Company Contacts:
Mike Morache
President and Chief Executive Officer
PLATO Learning, Inc.
952.832.1000
Rob Rueckl
Vice President and Chief Financial Officer
PLATO Learning, Inc.
952.832.1000
Steve Schuster
Vice President and Treasurer
PLATO Learning, Inc.
952.832.1000

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	January 31,
	2007	2006
REVENUES
License fees	$4,642	$9,049
Subscriptions	5,153	4,356
Services	7,231	10,081

Total revenues	17,026	23,486

COST OF REVENUES
License fees	2,282	2,973
Subscriptions	3,198	2,241
Services	3,182	4,782

Total cost of revenues	8,662	9,996

GROSS PROFIT	8,364	13,490

OPERATING EXPENSES
Sales and marketing	7,721	9,734
General and administrative	3,214	4,648
Product maintenance and development	1,768	1,539
Amortization of intangibles	457	969
Restructuring and other charges	—	80

Total operating expenses	13,160	16,970

OPERATING LOSS	(4,796)	(3,480)

Other income, net	420	433

LOSS BEFORE INCOME TAXES	(4,376)	(3,047)

Income tax expense	150	150

NET LOSS	$(4,526)	$(3,197)

LOSS PER SHARE
Basic and diluted	$(0.19)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	23,729	23,629

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except per share amounts)

	January 31,	October 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$24,637	$33,094
Accounts receivable, net	12,605	18,529
Inventories	1,469	1,832
Other current assets	5,644	6,346

Total current assets	44,355	59,801

Equipment and leasehold improvements, net	6,413	6,308
Product development costs, net	26,808	25,363
Goodwill	71,865	71,865
Identified intangible assets, net	9,882	10,545
Other long-term assets	2,273	2,348

Total assets	$161,596	$176,230

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,882	$4,685
Accrued compensation	3,928	5,990
Other accrued liabilities	5,305	6,622
Deferred revenue	29,691	33,736

Total current liabilities	40,806	51,033

Long-term deferred revenue	8,090	8,110
Deferred income taxes	2,681	2,531
Other long-term liabilities	—	106

Total liabilities	51,577	61,780

Stockholders’ equity:
Common stock	238	237
Additional paid-in capital	168,749	168,597
Treasury stock at cost	(205)	(205)
Accumulated deficit	(57,536)	(53,017)
Accumulated other comprehensive loss	(1,227)	(1,162)

Total stockholders’ equity	110,019	114,450

Total liabilities and stockholders’ equity	$161,596	$176,230

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	January 31,
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(4,526)	$(3,197)

Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	150	150
Amortization of capitalized product development costs	2,480	1,600
Amortization of identified intangible and other long-term assets	746	1,354
Depreciation and amortization of equipment and leasehold improvements	577	638
Provision for doubtful accounts	—	227
Stock-based compensation	102	322
Loss on disposal of equipment	7	—
Changes in assets and liabilities:
Accounts receivable	5,924	8,023
Inventories	363	496
Other current and long-term assets	694	484
Accounts payable	(2,803)	(1,554)
Other current and long-term liabilities	(3,492)	(3,760)
Deferred revenue	(4,065)	(7,379)

Total adjustments	683	601

Net cash used in operating activities	(3,843)	(2,596)

INVESTING ACTIVITIES:
Capitalized internal product development costs	(3,925)	(2,996)
Purchases of equipment and leasehold improvements	(688)	(248)

Net cash used in investing activities	(4,613)	(3,244)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	66	355
Repayments of capital lease obligations	(10)	(30)

Net cash provided by financing activities	56	325

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(57)	(24)

Net decrease in cash and cash equivalents	(8,457)	(5,539)

Cash and cash equivalents at beginning of period	33,094	46,901

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,637	$41,362

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Information ($000s)

	Three Months Ended January 31,
	2007	2006	% Change
Order Value:
License fees	$4,239	$7,551	(44%)

Subscriptions
Courseware	3,558	1,362	161%
Assessment and other	718	1,227	(41%)

Total subscriptions	4,276	2,589	65%

Services	4,282	6,164	(31%)

	$12,797	$16,304	(22%)

Percent of Total Order Value:
License fees	33%	46%

Subscriptions
Courseware	28%	8%
Assessment and other	6%	8%

Total subscriptions	34%	16%

Services	33%	38%

	100%	100%

Deferred Revenue Balances ($000s)

	As of January 31,
	2007	2006	% Change
License fees	$1,885	$2,152	(12%)
Subscriptions	19,727	11,042	79%
Services	16,169	19,858	(19%)

	$37,781	$33,052	14%

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(excluding impairment, restructuring and other charges, and stock-based compensation)
($000’s)

					Twelve
					Months
					Ended
					January 31,
	Q1-2007	Q4-2006	Q3-2006	Q2-2006	2007
Net loss:	$(4,526)	$(11,593)	$(1,791)	$(5,899)	$(23,809)
Income taxes	150	150	150	150	600
Interest, net	(392)	(433)	(373)	(400)	(1,598)
Depreciation and amortization	3,803	4,111	3,766	3,894	15,574
Restructuring, impairment and other charges	—	9,822	21	259	10,102
Stock-based compensation	102	612	222	480	1,416

Adjusted EBITDA	$(863)	$2,669	$1,995	$(1,516)	$2,285

					Twelve
					Months
					Ended
					January 31,
	Q1-2006	Q4-2005	Q3-2005	Q2-2005	2006
Net loss:	$(3,197)	$(13,895)	$(311)	$(2,954)	$(20,357)
Income taxes	150	410	150	150	860
Interest, net	(444)	(394)	(205)	(140)	(1,183)
Depreciation and amortization	3,592	4,374	5,074	4,585	17,625
Restructuring, impairment and other charges	80	16,098	200	632	17,010
Stock-based compensation	316	—	—	39	355

Adjusted EBITDA	$497	$6,593	$4,908	$2,312	$14,310